EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-83682, 333-137129 and 333-184155 on Form S-8 of our reports dated February 19, 2021, relating to the financial statements of ManTech International Corporation and subsidiaries, and the effectiveness of ManTech International Corporation and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP
McLean, Virginia
February 19, 2021